Exhibit 99.1

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS POSTS RECORD RESULTS FOR FIRST QUARTER 2007
Company announces record results for net subscriber additions, operating revenues, and operating income before depreciation and amortization
•	Net subscriber additions of 289,000 - a 47% increase over first quarter 2006 - resulting in an ending subscriber base of over 3.7 million subscribers

•	Consolidated operating revenues of $714 million - a 35% increase over first quarter 2006

•	Consolidated operating income before depreciation and amortization of $208 million - a 36% increase over first quarter 2006

•	Consolidated net income of $84 million, or $0.52 per basic share - a 29% increase in net income over first quarter 2006
RESTON, Va. – April 26, 2007 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2007. For the first quarter, the Company added 289,000 net subscribers, a 47% increase compared to net subscriber additions for the same period last year, resulting in an ending subscriber base of over 3.7 million subscribers, an increase of 1 million subscribers over the 2.7 million base reported at the end of the first quarter 2006. Financial results for the first quarter of 2007 included record consolidated operating revenues of $714 million, a 35% increase over the same period last year. The Company reported record consolidated operating income before depreciation and amortization, or OIBDA, for the first quarter of $208 million, a 36% increase over the same period last year. The Company’s reported OIBDA includes approximately $9 million of non-cash stock option compensation expense as required by SFAS 123R, compared to $5 million of non-cash stock option compensation expense for the same period in 2006. The Company also reported consolidated operating income of $141 million, a 26% increase over the prior year period, and generated net income of $84 million, or $0.52 per basic share, for the first quarter.
“We’re off to a great start for 2007 as the demand for our differentiated wireless services continues to grow,” said Steve Shindler, NII’s Chairman and CEO. “We added a record number of net subscribers to our network while generating record revenues and OIBDA, all despite the typical seasonal slow down effect of the first quarter. Looking at our subscriber growth from another perspective, over the past twelve months we have added over 1 million net subscribers to our network - while improving our operating metrics and competitive position for the future. Our presence in our region continued to grow as we made progress on our expansion plan and launched coverage in new cities in Mexico and Brazil during the quarter. In all, we believe we are well on our way to delivering another year of profitable growth as we continue to expand upon the foundation of success that we have established over the past few years,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $58 for the first quarter, consistent with the same period last year. The Company also reported churn of 1.6% for the first quarter. Consolidated cost per gross add, or CPGA, was $313 for the first quarter, a $21 improvement over the same period last year due in part to improvements in sales productivity and lower advertising expenses per gross subscriber addition.

The Company made solid progress on its network expansion plan during the quarter. As previously announced, the Company is expecting to expand its network during 2007 to cover an additional 9 million people, primarily in Mexico and Brazil, as it completes the expansion plan begun in 2005. NII Holdings made substantial progress on its build plan during the quarter, and launched service in 2 additional cities in Mexico and 8 additional cities in Brazil. Total consolidated capital expenditures, including capitalized interest, were $168 million during the first quarter of 2007, largely related to investments in network capacity and quality, as well as investments in network expansion.
“We’re excited about the strong operational momentum that our business has exhibited early in the year,” said Lo van Gemert, NII’s President and COO. “Our differentiated value proposition and unique services, along with the continued investment in our systems and networks that allow us to optimize the quality of the customer experience, are the primary catalysts of our strong start for the year. Our increased scale and visibility in our markets, along with our recent expansion of our network coverage, are paying off in terms of our ability to attract new customers and to continue delivering a high quality wireless experience for our customers - all leading to another record setting quarter in terms of net subscriber growth, total revenue and OIBDA,” he added.
The Company ended the quarter with approximately $1.14 billion in total long-term debt, consisting primarily of $650 million in convertible notes, $277 million of a syndicated loan facility and $216 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of $593 million, the Company’s net debt at the end of the quarter was $550 million.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, Net Debt, and CPGA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter 2007 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our previously announced 2007 guidance, economic conditions in the markets in which we operate, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on February 27, 2007, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 and 2006
(in millions, except per share amounts, and unaudited)

	Three Months Ended March 31,
	2007	2006

Operating revenues
Service and other revenues	$690.7	$506.0
Digital handset and accessory revenues	22.9	22.3

	713.6	528.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	188.9	134.4
Cost of digital handset and accessory sales	91.1	69.8
Selling, general and administrative	225.1	170.5
Depreciation	65.4	40.2
Amortization	1.6	1.3

	572.1	416.2

Operating income	141.5	112.1

Other income (expense)
Interest expense, net	(24.3)	(21.4)
Interest income	11.4	12.6
Foreign currency transaction losses, net	(3.5)	(1.1)
Other income (expense), net	1.8	(2.4)

	(14.6)	(12.3)

Income before income tax provision	126.9	99.8
Income tax provision	(42.7)	(34.8)

Net income	$84.2	$65.0

Net income per common share, basic	$0.52	$0.43

Net income per common share, diluted	$0.47	$0.38

Weighted average number of common shares outstanding, basic	162	152

Weighted average number of common shares outstanding, diluted	186	183

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31, 2007	December 31, 2006
	(unaudited)
Cash and cash equivalents	$593.1	$708.6
Accounts receivable, less allowance for doubtful accounts of $16.9 and $15.9	318.2	298.5
Property, plant and equipment, net	1,492.8	1,389.2
Intangible assets, net	376.4	369.2
Total assets	3,373.2	3,297.7
Long-term debt, including current portion	1,166.8	1,157.7
Total liabilities	1,941.1	1,951.2
Stockholders’ equity	1,453.0	1,346.5

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended March 31,
	2007	2006
Total digital subscribers (as of March 31)	3,729.5	2,702.6
Net subscriber additions	289.1	196.5
Churn (%)	1.6%	1.6%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$58

Cost per gross add (CPGA) (1)	$313	$334
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2007	2006
Operating revenues
Service and other revenues	$395.1	$298.1
Digital handset and accessory revenues	5.1	7.0

	400.2	305.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	82.6	62.2
Cost of digital handset and accessory sales	56.9	38.2
Selling, general and administrative	106.9	81.3
Management fee	9.9	—
Depreciation and amortization	33.2	20.7

	289.5	202.4

Operating income	$110.7	$102.7

Total digital subscribers (as of March 31)	1,691.4	1,209.4
Net subscriber additions	146.8	89.6
Churn (%)	1.7%	1.7%

ARPU (1)	$75	$79

CPGA (1)	$413	$452

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2007	2006
Operating revenues
Service and other revenues	$163.2	$106.7
Digital handset and accessory revenues	8.1	8.6

	171.3	115.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	56.0	36.6
Cost of digital handset and accessory sales	16.1	16.8
Selling, general and administrative	54.5	39.6
Depreciation and amortization	19.7	12.0

	146.3	105.0

Operating income	$25.0	$10.3

Total digital subscribers (as of March 31)	981.4	693.5
Net subscriber additions	82.4	55.9
Churn (%)	1.3%	1.5%

ARPU (1)	$49	$45

CPGA (1)	$235	$258
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2007	2006
Operating revenues
Service and other revenues	$91.1	$70.3
Digital handset and accessory revenues	6.9	4.9

	98.0	75.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below	34.2	24.8
Cost of digital handset and accessory sales	11.2	8.9
Selling, general and administrative	20.9	18.9
Depreciation and amortization	7.2	5.6

	73.5	58.2

Operating income	$24.5	$17.0

Total digital subscribers (as of March 31)	685.4	530.3
Net subscriber additions	34.7	30.1
Churn (%)	1.4%	1.2%

ARPU (1)	$40	$39

CPGA (1)	$167	$186

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2007	2006
Operating revenues
Service and other revenues	$41.0	$30.5
Digital handset and accessory revenues	2.8	1.9

	43.8	32.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	15.9	10.6
Cost of digital handset and accessory sales	6.7	5.9
Selling, general and administrative	12.1	9.5
Depreciation and amortization	5.3	2.5

	40.0	28.5

Operating income	$3.8	$3.9

Total digital subscribers (as of March 31)	368.8	269.4
Net subscriber additions	23.6	20.9
Churn (%)	2.0%	1.9%

ARPU (1)	$36	$37

CPGA (1)	$166	$189

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2007 and 2006” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2007	2006
Consolidated operating income	$141.5	$112.1
Consolidated depreciation	65.4	40.2
Consolidated amortization	1.6	1.3

Consolidated operating income before depreciation and amortization	$208.5	$153.6

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2007	2006
Consolidated service and other revenues	$690.7	$506.0
Less: consolidated analog revenues	(1.7)	(2.2)
Less: consolidated other revenues	(68.6)	(49.1)

Total consolidated subscriber revenues	$620.4	$454.7

ARPU calculated with subscriber revenues	$58	$58

ARPU calculated with service and other revenues	$64	$65

Nextel Mexico

	Three Months Ended
	March 31,
	2007	2006
Service and other revenues	$395.1	$298.1
Less: analog revenues	(0.8)	(1.0)
Less: other revenues	(29.0)	(21.5)

Total subscriber revenues	$365.3	$275.6

ARPU calculated with subscriber revenues	$75	$79

ARPU calculated with service and other revenues	$82	$86

Nextel Brazil

	Three Months Ended
	March 31,
	2007	2006
Service and other revenues	$163.2	$106.7
Less: analog revenues	(0.6)	(0.6)
Less: other revenues	(24.8)	(16.1)

Total subscriber revenues	$137.8	$90.0

ARPU calculated with subscriber revenues	$49	$45

ARPU calculated with service and other revenues	$58	$54

Nextel Argentina

	Three Months Ended
	March 31,
	2007	2006
Service and other revenues	$91.1	$70.3
Less: other revenues	(12.2)	(9.6)

Total subscriber revenues	$78.9	$60.7

ARPU calculated with subscriber revenues	$40	$39

ARPU calculated with service and other revenues	$46	$46

Nextel Peru

	Three Months Ended
	March 31,
	2007	2006
Service and other revenues	$41.0	$30.5
Less: other revenues	(2.9)	(2.1)

Total subscriber revenues	$38.1	$28.4

ARPU calculated with subscriber revenues	$36	$37

ARPU calculated with service and other revenues	$38	$40

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2007	2006
Consolidated digital handset and accessory revenues	$22.9	$22.3
Less: consolidated cost of handset and accessory sales	91.1	69.8

Consolidated handset subsidy costs	68.2	47.5
Consolidated selling and marketing	88.4	69.8

Costs per statement of operations	156.6	117.3
Less: consolidated costs unrelated to initial customer acquisition	(12.8)	(10.9)

Customer acquisition costs	$143.8	$106.4

Cost per Gross Add	$313	$334

Nextel Mexico

	Three Months Ended
	March 31,
	2007	2006
Digital handset and accessory revenues	$5.1	$7.0
Less: cost of handset and accessory sales	56.9	38.2

Handset subsidy costs	51.8	31.2
Selling and marketing	54.3	43.9

Costs per statement of operations	106.1	75.1
Less: costs unrelated to initial customer acquisition	(10.7)	(7.6)

Customer acquisition costs	$95.4	$67.5

Cost per Gross Add	$413	$452

Nextel Brazil

	Three Months Ended
	March 31,
	2007	2006
Digital handset and accessory revenues	$8.1	$8.6
Less: cost of handset and accessory sales	16.1	16.8

Handset subsidy costs	8.0	8.2
Selling and marketing	20.6	15.2

Costs per statement of operations	28.6	23.4
Less: costs unrelated to initial customer acquisition	(0.4)	(1.3)

Customer acquisition costs	$28.2	$22.1

Cost per Gross Add	$235	$258

Nextel Argentina

	Three Months Ended
	March 31,
	2007	2006
Digital handset and accessory revenues	$6.9	$4.9
Less: cost of handset and accessory sales	11.2	8.9

Handset subsidy costs	4.3	4.0
Selling and marketing	7.1	6.0

Costs per statement of operations	11.4	10.0
Less: costs unrelated to initial customer acquisition	(1.1)	(1.0)

Customer acquisition costs	$10.3	$9.0

Cost per Gross Add	$167	$186

Nextel Peru

	Three Months Ended
	March 31,
	2007	2006
Digital handset and accessory revenues	$2.8	$1.9
Less: cost of handset and accessory sales	6.7	5.9

Handset subsidy costs	3.9	4.0
Selling and marketing	4.1	3.5

Costs per statement of operations	8.0	7.5
Less: costs unrelated to initial customer acquisition	(0.6)	(0.9)

Customer acquisition costs	$7.4	$6.6

Cost per Gross Add	$166	$189

Net Debt
Net debt represents total long-term debt less cash and cash equivalents. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2007 can be calculated as follows (in millions):

Total long-term debt	$1,143.3
Less: cash and cash equivalents	(593.1)

Net debt	$550.2